Exhibit 99.1

FOR IMMEDIATE RELEASE

Zosano Pharma Appoints Joseph P. Hagan to Board of Directors

FREMONT, CA, May 27, 2015 – Zosano Pharma Corporation (NASDAQ: ZSAN), a clinical-stage specialty pharmaceutical company that has developed a proprietary transdermal microneedle patch system to deliver therapeutics conveniently through the skin for the treatment of a variety of indications, today announced the election of Joseph “Jay” P. Hagan to its Board of Directors, effective May 22, 2015. Mr. Hagan is Executive Vice President, Chief Business & Financial Officer of Orexigen Therapeutics, Inc. (NASDAQ: OREX), a public biotechnology company focused on the treatment of obesity.

“We welcome Jay to the Zosano Board of Directors,” said Bruce Steel, Chairman of the Board of Directors of Zosano Pharma. “Jay is a seasoned business and financial executive with a significant track record in complex partnerships and transactions who will add additional breadth of perspective to our Board as Zosano advances its clinical development programs in osteoporosis, hypoglycemia and migraine.”

Mr. Hagan has served as Orexigen’s Chief Business & Financial Officer since 2011. From May 2009 to June 2011, Mr. Hagan served as Orexigen’s Senior Vice President, Corporate Development, Strategy and Communications. Prior to Orexigen, Mr. Hagan worked at Amgen, from September 1998 to April 2008, where he served in various senior business development roles, including founder and Managing Director of Amgen Ventures. Prior to starting the Amgen Ventures fund, Mr. Hagan was Head of Corporate Development at Amgen, leading such notable transactions as the acquisitions of Immunex and Tularik and the spinouts of Novantrone and Relypsa, as well as numerous other business development efforts totaling over $15 billion in value. Before joining Amgen, Mr. Hagan spent five years in the bioengineering labs at Genzyme and Advanced Tissue Sciences. He received an M.B.A. from Northeastern University and a B.S. in Physiology and Neuroscience from the University of California, San Diego.

“I look forward to working with the Zosano Board of Directors and management team to maximize the value of the company and its programs,” said Mr. Hagan. “It’s exciting to join the Board at this stage given the breadth of potential applications to improve patient’s lives with Zosano’s novel therapeutic delivery technology.”

About Zosano Pharma

Zosano Pharma Corporation is a clinical-stage specialty pharmaceutical company that has developed a proprietary transdermal microneedle patch system to deliver drug formulations through the skin for the treatment of a variety of indications. Zosano Pharma’s microneedle patch system offers rapid onset, consistent drug delivery, improved ease of use and room-temperature stability, benefits that the company believes often are unavailable using oral formulations or injections. Zosano Pharma’s microneedle patch system has the potential to deliver numerous medications for a wide variety of indications in commercially attractive markets. It has been tested in more than 400 patients with over 30,000 patches successfully applied to humans in Phase 1 and Phase 2 clinical studies. Learn more at www.zosanopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding expectations, beliefs and future events. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” “unaudited,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading “Risk Factors” in Zosano Pharma Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with Securities and Exchange Commission on March 26, 2015. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, it cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano Pharma and Zosano Pharma assumes no obligation to update any such forward-looking statements.

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Zosano Contact:

Vikram Lamba

Chief Executive Officer

510-745-1200

Investor Contact:

Paul Chun

Westwicke Partners

858-356-5931

paul.chun@westwicke.com

Media Contact:

Jamie Lacey-Moreira

PressComm PR, LLC

410-299-3310

jamielacey@presscommpr.com